SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)            June 1, 1994



               JAMES RIVER CORPORATION OF VIRGINIA
     (Exact name of registrant as specified in its charter)


                            Virginia
         (State or other jurisdiction of incorporation)


     1-7911                                  54-0848173
(Commission File Number)                    (IRS Employer
                                         Identification Number)


          120 Tredegar Street, Richmond, Virginia 23219
  (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (804) 644-5411

Item 5.   Other Events.

       (i). On June 1, 1994, James River Corporation of Virginia ("James River") announced its intent to offer $250 million of cumulative convertible preferred stock in the form of Dividend Enhanced Convertible Stock ("DECS"). The preferred stock will be issued to the public in the form of depositary shares, each representing a one-hundredth interest in a share of the DECS (the "Depositary Shares").

      (ii). Filed herewith are the unaudited pro forma James River and Jamont Holdings N.V. ("Jamont Holdings") consolidated capitalization and condensed balance sheet as of March 27, 1994, the unaudited pro forma consolidated statements of operations for such entities for the three months ended March 27, 1994 and the year ended December 26, 1993 and the related notes thereto which give effect to:

           (a) the proposed acquisition by James River of the remaining 50% ownership interest in Jamont Holdings for a purchase price of $575 million in cash; and

           (b) the assumed financing of such acquisition with the net proceeds from the issuance of $250 million of the Depositary Shares and the balance of proceeds from funded indebtedness, which may include borrowings under existing credit facilities and issuances of commercial paper and debt securities.

This pro forma financial information updates the pro forma financial information filed with the Securities and Exchange Commission on May 2, 1994 in Registration Number 33-53411.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits
          99(a) Press release dated June 1, 1994, published by James River

          99(b) Pro forma consolidated financial information referenced in Item 5 above

                           SIGNATURES


      Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JAMES RIVER CORPORATION OF VIRGINIA



                              By: /s/ James R. Hudson, Jr.
                                      James R. Hudson, Jr.
                                  Vice President, Corporate
                                  Controller


Date:    June 1, 1994